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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): May 1, 2000
                                                 -----------------------------

                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                   1-7604                         58-0678148
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   (State or other      (Commission File Number)          (IRS Employer
   jurisdiction of                                        Identification
   incorporation)                                         Number)


    1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (770) 644-6400
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Item 5.  Other Events.

       On May 1, 2000, the Company eliminated 147 positions in order to streamline operations and reduce costs. The annualized reduction in payroll and benefits costs will exceed $6 million. The staff reductions occurred in 17 locations and involved all levels in the organization.

       Also as of May 1, two officers of the Company have resigned. Joseph L. Mattera, Senior Vice President and President of the Company's Crown Crafts Home Furnishings, Inc. subsidiary, has resigned to pursue other interests. Roger D. Chittum has resigned as Senior Vice President, Law and Administration and as a Director. Mr. Chittum will continue as an employee and Secretary of the Company through approximately the end of the summer.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       CROWN CRAFTS, INC.



                       By: /s/ John A. Magee
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                            Name:       John A. Magee
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                            Title: Acting President
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Dated:   May 3, 2000